Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Garden Stage Limited on Form F-1 (No. 333-273053) of our report dated June 30, 2023, with respect to our audit of the consolidated financial statements of Garden Stage Limited and its Subsidiaries as of March 31, 2023 and for the year ended March 31, 2023. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-273053) incorporated by reference in this Registration Statement.

/s/ Marcum Asia CPAs LLP
Marcum Asia CPAs LLP

New York, New York

November 30, 2023

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com